UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2022

Cedar Realty Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-31817	42-1241468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip Code)

(757) 627-9088

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
7.25% Series B Cumulative Redeemable Preferred Stock	CDRpB	New York Stock Exchange
6.50% Series C Cumulative Redeemable Preferred Stock	CDRpC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 28, 2022, Cedar Brickyard, LLC, Cedar Brickyard II, LLC, Cedar-Fairview Commons, LLC, Cedar-Gold Star Plaza, LLC, Cedar Golden Triangle, LLC, Cedar Hamburg, LLC, Pine Grove Plaza Associates, LLC, Cedar Southington Plaza, LLC, Cedar-Trexler, LLC, Washington Center L.L.C. 1, Greentree Road, L.L.C. 1, Cedar-PC Plaza, LLC, and Cedar-PC Annex, LLC, each a Delaware limited liability company (collectively, the “Borrower”) and wholly owned indirect subsidiary of Cedar Realty Trust, Inc. (the “Company”), entered into a Term Loan Agreement (the “Loan Agreement”) with Guggenheim Real Estate, LLC, a Delaware limited liability company (the “Lender”).

Under the Loan Agreement, the Lender agreed to make a loan to the Borrower in the principal amount of $110,000,000 (the “Loan”), with a scheduled maturity date of November 10, 2032 (such date, or any earlier date on which the entire Loan is required to be paid in full by acceleration or otherwise, the “Maturity Date”). The Loan will accrue interest at a fixed rate of 5.25%. Interest on the principal balance of the Loan will accrue from and after the date of the Loan Agreement until the obligations under the Loan Agreement are paid in full. On the date of the Loan Agreement, Borrower paid interest in advance for the period commencing on the date of the Loan Agreement and ending November 9, 2022. Commencing on December 10, 2027, and continuing until the Maturity Date, the Borrower will pay to the Lender equal monthly installments of principal based on a 30-yr amortization schedule calculated based on the principal amount as of that time.

The obligations of the Borrower under the Loan Agreement are secured by customary mortgage-level collateral.

Wheeler REIT, L.P., a Virginia limited partnership, serves as guarantor on the Loan (the “Operating Partnership”).

Under the Loan Agreement, the Borrower is subject to certain financial covenants that require, among other things, that the Borrower cause the Operating Partnership to maintain throughout the term of the Loan a consolidated net worth of not less than $110,000,000, and minimum liquidity of $6,000,000.

The Borrower shall use the proceeds of the Loan to refinance the real properties owned by the Borrower, to pay various operating expenses and other charges in compliance with the Loan Agreement, to make enumerated deposits into various reserve funds established by the Loan Agreement, to pay customary closing costs and expenses associated with the Loan, to fund certain working capital requirements associated with the real properties owned by the Borrower, and distribute the balance, if any, to the Borrower.

There is no material relationship between the Company and its affiliates and the Lender and its affiliates.

The foregoing description of the Loan Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Term Loan Agreement dated October 28, 2022, between Guggenheim Real Estate LLC and the Borrowers party thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR REALTY TRUST, INC.

By:	/s/ M. Andrew Franklin
M. Andrew Franklin
Chief Executive Officer and President

Date: October 31, 2022

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